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                                                                    EXHIBIT 10.3



                             STOCK PLEDGE AGREEMENT

                                    BETWEEN

                       FIRST INTERNATIONAL BANCORP, INC.

                                      AND

                                BRETT N. SILVERS

                                 JUNE 30, 1994
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                             STOCK PLEDGE AGREEMENT



    AGREEMENT dated this 30th day of June, 1994, by and between BRETT N. SILVERS, of West Hartford, Connecticut ("Pledgor") , and FIRST INTERNATIONAL BANCORP, INC., a Delaware corporation ("Pledgee").

                              W I T N E S S E T H:

     WHEREAS, Pledgor is indebted to Pledgee pursuant to a Promissory Note dated June 30, 1994, in the principal amount of $1,020,236 (the "Note"); and

    WHEREAS, such indebtedness is being incurred by Pledgor in connection with Pledgor's purchase from Pledgee of 175,600 shares of Common Stock of Pledgee (the "Stock"); and

     WHEREAS, Pledgor has agreed to pledge the Stock to Pledgee as collateral for the Note, on the terms set forth herein.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Pledge. As collateral for the Note and any substitutions or replacements for the Note (collectively, the "Obligations"), Pledgor hereby pledges, assigns and delivers to the Pledgee and grants to Pledgee a first lien security interest in the Stock. The Pledgor will deliver or cause to be delivered to Pledgee, as soon as it is received by Pledgor or becomes available to Pledgor from the issuer or any transfer agent for the issuer, a certificate evidencing the ownership of the Stock. Contemporaneously herewith, Pledgor is delivering to Pledgee a stock power executed in blank with respect to the Stock. The Pledgee shall hold the Stock as security for the payment of and performance of the Obligations and Pledgor shall not encumber, assign or dispose of the Stock except in accordance with the provisions of this Agreement. However, Pledgor shall have the right at any time or times to sell up to 75% of the Stock, free and clear of the lien of Pledgee, so long as the proceeds of such sale are applied first to reduce the balance, if any, of the Obligations.

     2. Dividends and Other Rights. If the Pledgor becomes entitled to receive or receives cash dividends or any other distribution with respect to the Stock (other than additional common stock of Pledgee), Pledgor shall be entitled to retain or receive 25% of such dividend or distribution. Pledgee shall be entitled to retain or receive 75% of such dividend or distribution, which shall be applied as a reduction of the principal amount of the Obligations (except that, if the dividend or distribution is not cash or marketable securities, the 75% received by Pledgee shall be held as additional collateral for the Obligations).

     3. Representation. The Pledgor warrants and represents that (i) the Stock is duly and validly pledged to the Pledgee; and (ii) Pledgor has good title to all the Stock, free and clear of all pledges and other encumbrances.

     4. Stock Adjustments or Additions. In the event that during the term of this pledge any stock dividend is declared or made, or if any reclassification, readjustment or other change is made in the capital structure of the Company
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(collectively, "Stock Dividend or Change"), 100% of all new, substituted and additional shares or securities of the Company issued to or acquired by Pledgor by reason of such Stock Dividend or Change shall be forthwith delivered to the Pledgee to be held by it under this Agreement, and the term "Stock" shall be deemed to include such shares or securities.

     5. Term. The pledge shall terminate upon payment of and performance of all Obligations. Upon termination of this pledge, any Stock still held hereunder shall be delivered forthwith to the Pledgor.

     6. Default. The Pledgee shall have all of the rights and remedies with respect to the Stock subject to the Uniform Commercial Code in force in Connecticut on the date hereof (the "Code"). Upon the occurrence of an event of default under the Note, and during the, continuation thereof, the Pledgee may
(i) cause all or any part of the Stock to be transferred into its name or into the name of its nominee or nominees, and (ii) apply the Stock against the payment or performance of the Obligations. Pledgor agrees that because of the Securities Act of 1933, as amended, or any other laws or regulations, and for other reasons, there may be legal and/or practical restrictions or limitations affecting Pledgee in any attempts to dispose of certain portions of the Stock and for enforcement of its rights. For these reasons, Pledgee is hereby authorized by Pledgor, but not obligated, in the event of the occurrence of an event of default under the Documents, to sell all or any part of the Stock at private sale, subject to investment letter or in any other manner which will not require the Stock, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation, at a commercially reasonable price obtainable by Pledgee at any such private sale or other disposition in the manner mentioned above. Pledgee is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Pledgee may deem to be required or appropriate in the event of sale or disposition of any of the Stock. Pledgee may in its discretion approach a restricted number of potential purchasers and Pledgor acknowledges that a sale under such circumstances may yield a lower price for the Stock, or any part or parts thereof, than would otherwise be obtainable if same were either offered to a large number of potential purchasers, or registered and sold in the open market. Pledgor agrees (a) that in the event Pledgee shall upon the occurrence of an event of default under the Documents (an "Event of Default"), sell the Stock, or any portion thereof, at such private sale or sales, Pledgee shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the commercially reasonably price obtainable upon such a private sale thereof, and (b) that such reliance shall be conclusive evidence that Pledgee handled such matter in a commercially reasonable manner under the Code.

     7. Voting. Until the occurrence of an event of default under the Note, Pledgor shall have the exclusive right to vote the Stock, at any and all meetings of the shareholders of the Company. Following the occurrence of an event of default under the Note, and during the continuance thereof, Pledgee shall have the right, after either giving written notice thereof to Pledgor that it intends thereafter to do so or after transferring the shares into the name of Pledgee or its nominee, at its sole discretion and without liability therefor, to cause such shares not to be voted.
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     8.  Duty of Care.  Beyond the exercise of reasonable care to assure the safe custody of the certificates evidencing Stock while held hereunder, the Pledgee shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Stock upon surrendering the same to the Pledgor.

     9. Remedies Not Exclusive. The rights and remedies herein provided are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including without limitation, the rights and remedies of a secured party under the Uniform Commercial Code in force in Connecticut on the date hereof and as may be amended from time to time.

     10. Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11. Applicable Law. This Agreement shall be governed by and construed according to the laws of the State of Connecticut and may not be amended except in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


                              FIRST INTERNATIONAL BANCORP, INC.

                              /s/ Leslie A. Galbraith
                              ----------------------------------------
                              Leslie A. Galbraith
                              Its Executive Vice President

                              /s/ Brett N. Silvers
                              ----------------------------------------
                              Brett N. Silvers